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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 April 21, 2003
          -----------------------------------------------------------
                        (Date of earliest event reported}


                           MERIT MEDICAL SYSTEMS, INC.
          ------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



           Utah                        0-18592                   87-0447695
-----------------------------   ----------------------       -----------------
(State or other jurisdiction     (Commission File No.)       (IRS Employer
   of incorporation)                                         Identification No.)



                             1600 West Merit Parkway
                            South Jordan, Utah 84095
         ------------------------------------------------------------
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (801) 253-1600



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Item 7.  Financial Statements and Exhibits

(c)      Exhibits

99.1     Press Release Announcing Financial Results, Issued April 21, 2003


Item 9.  Regulation FD Disclosure (including Item 12 information).

         In accordance with Securities and Exchange Commission Release No. 33-8216, the following information, which is intended to be furnished under Item 12, "Results of Operations and Financial Condition," is being furnished under this Item 9, "Regulation FD Disclosure."

         On April 21, 2003, Merit Medical Systems, Inc. ("Merit") issued a press release announcing financial results for the first quarter of 2003. The press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

         Statements in this Current Report on Form 8-K, including exhibits, that are not purely historical facts, including statements regarding Merit's beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, market acceptance of Merit's products, product introductions, potential product recalls, delays in obtaining regulatory approvals, cost increases, fluctuations in and obsolescence of inventory, price and product competition, availability of labor and materials, development of new products and techniques that could render Merit's products obsolete, product liability claims, infringing technology, inability to protect Merit's proprietary technology, foreign currency fluctuations and changes in health care markets related to health care reform initiatives. Additional information with respect to the factors and events that could cause differences between forward-looking statements and future results is contained in Merit's filings with the Securities and Exchange Commission, including Merit's Annual Report on Form 10-K for the year ended December 31, 2002. Merit undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this filing.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.


                          MERIT MEDICAL SYSTEMS, INC.

                          By: /s/ Kent W. Stanger
                              -------------------------------------------------
                                  Kent W. Stanger, Chief Financial Officer,
                                  Secretary and Treasurer

April 21, 2003



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                                  EXHIBIT INDEX

   EXHIBIT
   NUMBER                            DESCRIPTION
  --------  -------------------------------------------------------------------

     99.2   Press Release Announcing Financial Results, Issued April 21, 2003







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                              MERIT MEDICAL [logo]
                1600 West Merit Parkway o South Jordan, UT 84095
                   Telephone: 801-253-1600 o Fax: 801-253-1688

                                  PRESS RELEASE
--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE
---------------------

Date:                      April 21, 2003
Contact:                   Nancy E. Schultz, Director, Corporate Communications
Phone:                     (801) 208-4167   Fax:  (801) 253-6998
e-mail:                    nschultz@merit.com
Web Address:               www.merit.com

       MERIT MEDICAL SYSTEMS, INC. REPORTS 61 PERCENT RISE IN NET INCOME INCLUDING EXTRA ITEMS ON RECORD REVENUES OF $31.7 MILLION FOR FIRST QUARTER 2003

         SOUTH JORDAN, UTAH--Merit Medical Systems, Inc. (NASDAQ: NMS:MMSI), today reported net income of $3.8 million, or $0.25 per share, on record revenues of $31.7 million for its first quarter ended March 31, 2003. The net income and per share figures include a gain from the settlement of a legal dispute and sale of land in the amount of $512,317 (net of tax), or $0.03 per share. For the first quarter of 2002, the Company reported net income of $2.3 million, or $0.16 per share, on revenues of $28.7 million.

         All product categories of the Company's business contributed to its revenue growth in the first quarter of 2003. Sales of inflation devices rose 15 percent, stand-alone device sales grew by 12 percent, custom kit sales rose 7 percent and catheter sales rose by 3 percent.

         Fred P. Lampropoulos, Chairman and Chief Executive Officer of Merit, said, "We are extremely pleased with the growth of our revenues in the first quarter of this year, which were $1.8 million above our forecast. Sales grew across the board, coming from our OEM division as well as international and domestic sales.

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         "Sales of our  inflation  devices  were driven  primarily  by increased orders from our hospital customers due to our Broadlane/Tenet agreement, as well as growth in spinal procedures using our digital inflation technology. New contracts with HealthTrust and Consorta in part contributed to stand-alone device sales growth. In addition, our new safety needle added a large portion to the growth in our needle product line.

         "Gross margins in the quarter were 290 basis points over last year's first quarter. Our operating expenses declined as a percent of sales during the quarter to yield a 15.6 percent operating margin, the second highest quarterly operating margin we've ever experienced," continued Mr. Lampropoulos.

         The gross profit margin for the first quarter of 2003 was 41.8 percent of sales, compared with 38.9 percent of sales in the first quarter of 2002. In the 2003 first quarter, selling, general and administrative costs declined as a percent of sales to 22.7 percent, compared with 23.4 percent for the first quarter of 2002. Research and development costs for the first quarter of 2003 were 3.5 percent of sales, compared with 3.4 percent of sales in the prior year's period. Total operating expenses declined as a percent of sales to 26.2 percent, compared with 26.7 percent for the same period in 2002.

         The Company noted that inventories declined by $1 million since year-end to $17.7 million as of March 31, 2003. Additionally, cash flow from operations was over $7 million for the quarter, bringing total cash to $16.2 million at quarter end.


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INCOME STATEMENT
                                               3 Mos. Ended 3/31
                                             2003             2002
                                         ------------    ------------
                                       (In Thousands Except Share Data)

REVENUES                                 $     31,741    $     28,672
COST OF SALES                                  18,470          17,520
                                         ------------    ------------
GROSS PROFIT                                   13,271          11,152
OPERATING EXPENSES:
   Selling, General and Administration          7,190           6,705
   Research and Development                     1,116             964
                                         ------------    ------------
TOTAL OPERATING EXPENSES                        8,306           7,669
OPERATING INCOME                                4,965           3,483
Other (Income) Expense - net                      (68)             60
Litigation Settlement                            (475)           --
Gain on Sale of Land                             (326)           --
                                         ------------    ------------
TOTAL OTHER (INCOME) EXPENSE - NET               (869)             60

PRETAX INCOME                                   5,834           3,423
INCOME TAX EXPENSE                              2,082           1,096
                                         ------------    ------------
NET INCOME                               $      3,752    $      2,327
                                         ============    ============
EARNINGS PER COMMON SHARE:
   Basic                                 $       0.27    $       0.17
   Diluted                               $       0.25    $       0.16
AVERAGE COMMON SHARES:
   Basic                                   14,081,020      13,415,144
   Diluted                                 14,936,476      14,511,719

                                  BALANCE SHEET

                                           03/31/03        12/31/02
                                         ------------    ------------
                                           (Dollars In  Thousands)
ASSETS

Cash                                     $     16,165    $     9,684
Trade Receivables (Net)                        16,189         15,248
Inventories                                    17,701         18,699
Other Current Assets                            2,438          2,537
                                         ------------    ------------
Total Current Assets                     $     52,493    $   $46,168
Property & Equipment (Net)                     26,393         25,412
Other Assets                                    6,661          6,725
                                         ------------    ------------
TOTAL ASSETS                             $     85,547    $   $78,305
                                         ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Total Current Liabilities                $  $  13,979    $   $11,586
Other Liabilities                               3,197          3,304

Long-Term Debt                                      0             17

Stockholders' Equity                           68,371         63,398
                                         ------------    ------------
TOTAL LIABILITIES AND
    STOCKHOLDERS' EQUITY                 $     85,547    $   $78,305
                                         ============    ============


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CONFERENCE CALL

         Merit Medical invites all interested parties to join its officers in their quarterly earnings conference call to be held today, April 21,2003, at 5:00 p.m. Eastern Daylight Time, 4:00 p.m. Central, 3:00 p.m. Mountain, and 2:00 p.m. Pacific. The telephone numbers are: Domestic: 800-218-0713, and
International: 303-262-2075. A rebroadcast is available on the Internet by accessing the CCBN logo under "Webcasts" at www.merit.com. The rebroadcast is also available at www.ccbn.com. There is no other replay for the conference call.

ABOUT MERIT

         Founded in 1987, Merit Medical Systems is engaged in the development, manufacture and distribution of proprietary disposable medical products used in interventional and diagnostic procedures, particularly in cardiology and radiology. The Company serves client hospitals worldwide with a domestic and international sales force totaling approximately 70 individuals. Merit Medical employs approximately 1,100 individuals worldwide, with manufacturing facilities in South Jordan and Salt Lake City, Utah; Santa Clara, California; Angleton, Texas; and Galway, Ireland. For more information about Merit Medical, visit www.merit.com.

         This document includes "Forward-Looking Statements" within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are "Forward-Looking Statements" for purposes of these provisions, including any projections of earnings, revenues or other financial items, any statements of the plans and objectives of management for future operations, any statements concerning proposed new products or services, any statements regarding future economic conditions or performance, and any statements of assumptions underlying any of the foregoing. All Forward-Looking Statements included in this document are made as of the date hereof and are based on information available to the Company as of such date. The Company assumes no obligation to update any Forward-Looking Statement. In some cases, Forward-Looking Statements can be identified by the use of terminology such as "may," "will," "expects," "plans," "anticipates," "intends" or "believes," "estimates," "potential," or "continue," or the negative thereof or other comparable terminology. Although the Company believes that the expectations reflected in the Forward-Looking Statements contained herein are reasonable, there can be no assurance that such expectations or any of the Forward-Looking Statements will prove to be correct, and actual results could differ materially from those projected or assumed in the Forward-Looking Statements. Future financial condition and results of operations, as well as any Forward-Looking Statements are subject to inherent risks and uncertainties, including market acceptance of the Company's products, product introductions, potential product recalls, delays in obtaining regulatory approvals, cost increases, fluctuations in and obsolescence of inventory, price and product competition, availability of labor and materials, development of new products and techniques that render the Company's products obsolete, product liability claims, infringing technology, inability to protect our proprietary technology, foreign currency fluctuations, changes in health care markets related to health care reform initiatives and other factors referred to in the Company's press releases and reports filed with the Securities and Exchange Commission (the "SEC"). All subsequent Forward-Looking Statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements.

                                       # # #


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